Exhibit 99.1

FOR IMMEDIATE RELEASE                                 FOR MORE INFORMATION CALL

August 14, 2003                                Investors:      Robert A. Brvenik
                                                               Chief Financial
                                                               Officer
                                                               (410) 234-1750

                                                 Media:        Steven A. Sless
                                                               Public Relations
                                                               (410) 234-8333


     PRIME RETAIL, INC. REPORTS SeCOND QUARTER 2003 NET LOSS OF $8.5 MILLION
               AND ADJUSTED FUNDS FROM OPERATIONS OF $7.0 MILLION

                 Company Updates Status of Going Concern Issues

     BALTIMORE - Prime Retail, Inc. (OTC Bulletin Board: PMRE, PMREP, PMREO) (the "Company") today announced its operating results for the second quarter ended June 30, 2003.

FFO Results:

     Funds from Operations ("FFO"), a widely accepted measure of REIT performance, was $6.0 million, or $0.01 per diluted share (after allocations to preferred shareholders) for the quarter ended June 30, 2003 compared to $2.3 million, or $(0.08) per diluted share, for the same period in 2002. FFO was $11.1 million, or $0.00 per diluted share for the six months ended June 30, 2003 compared to $9.2 million, or $(0.05) per diluted share, for the same period in 2002. The quarter and six months ended June 30, 2003 FFO results include $1.0 million and $2.0 million, respectively, of net interest expense attributable to mortgage indebtedness that was defeased in December 2002. This net interest expense had no impact on the Company's operating cash flow during 2003 because such payments were made from previously established escrows. FFO adjusted ("Adjusted FFO") to exclude the impact of the net interest expense attributable to the defeased indebtedness was $7.0 million, or $0.02 per diluted share, for the quarter ended June 30, 2003 and $13.1 million, or $0.03 per diluted share, for the six months ended June 30, 2003. A reconciliation of the Company's loss from continuing operations to FFO and Adjusted FFO is presented in the accompanying supplemental information page in this press release.

     The increases in the Company's Adjusted FFO results during the 2003 periods compared to its FFO results for the same periods in 2002 also reflects (i) interest savings attributable to the repayment of indebtedness, (ii) a non-recurring charge of $3.0 million in the second quarter of 2002 related to pending and potential tenant claims with respect to certain lease provisions, and (iii) reduced bad debt expense. These items were partially offset by (i) the impact of reduced weighted-average portfolio occupancy during the 2003 periods,
(ii) the impact of changes in economic rental rates and (iii) the loss of net operating income resulting from the dispositions of properties during 2002, partially offset by interest savings attributable to the repayment of indebtedness.


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PRIME RETAIL REPORTS SECOND QUARTER RESULTS


GAAP Results:

     The Company reports its operating results in accordance with accounting principles generally accepted in the United States ("GAAP"). Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards ("FAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." In accordance with the requirements of FAS No. 144, the Company has classified the operating results, including gains and losses related to dispositions, for certain properties disposed of during 2002 as discontinued operations in the accompanying Statements of Operations. However, the operating results for seven properties that were sold into joint venture partnerships during 2002 have not been classified as discontinued operations in the accompanying Statements of Operations because the Company still retains a significant continuing involvement in their operations. Their operating results are reflected in continuing operations in the accompanying Statements of Operations through their respective dates of disposition.

     The Company's GAAP loss from continuing operations was $8.5 million and $20.6 million for the quarters ended June 30, 2003 and 2002, respectively. For the second quarter of 2003, the net loss applicable to common shareholders was $14.2 million, or $0.33 per share. For the second quarter of 2002, the net loss applicable to common shareholders was $35.9 million, or $0.82 per share.

     The GAAP results for the second quarter of 2003 include a provision for asset impairment of $6.6 million, or $0.15 per share. The GAAP results for the second quarter of 2002 include (i) a net loss on the sale of real estate of $11.0 million, or $0.25 per share and (ii) the previously discussed non-recurring charge of $3.0 million, or $0.07 per share. During the second quarter of 2002, the Company also reported a loss from discontinued operations of $9.6 million, or $0.22 per share. This loss from discontinued operations included a (i) gain related to dispositions of $2.2 million and (ii) a provision for asset impairment of $12.2 million.

     The GAAP loss from continuing operations before minority interests was $10.8 million and $10.2 million for the six months ended June 30, 2003 and 2002, respectively. For the six months ended June 30, 2003, the net loss applicable to common shareholders was $22.1 million, or $0.51 per common share on a basic and diluted basis. For the six months ended June 30, 2002, the net loss applicable to common shareholders was $39.8 million, or $0.91 per common share on a basic and diluted basis.

     The GAAP results for the six months ended June 30, 2003 include a second quarter provision for asset impairment of $6.6 million, or $0.15 per share. The GAAP results for the six months ended June 30, 2002 include (i) a net gain on the sale of real estate of $5.8 million, or $0.13 per share and (ii) the above noted second quarter non-recurring charge of $3.0 million, or $0.07 per share. During the six months ended June 30, 2002, the Company also reported a loss from discontinued operations of $18.3 million, or $0.42 per share. This loss from discontinued operations included a (i) net loss related to dispositions of $7.5 million and (ii) a provision for asset impairment of $12.2 million.


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PRIME RETAIL REPORTS SECOND QUARTER RESULTS


 Merchant Sales:

     For the three and six months ended June 30, 2003, same-store sales in our outlet center portfolio increased by 1.2% and decreased by 2.8%, respectively, compared to the same periods in 2002. "Same-store sales" is defined as the weighted-average sales per square foot reported by merchants for stores opened and occupied since January 1, 2002. For the fiscal year ended December 31, 2002, the weighted-average sales per square foot reported by all merchants was $245.

Going Concern:

     The Company's liquidity depends on cash provided by operations and potential capital raising activities such as funds obtained through borrowings, particularly refinancing of existing debt, and cash generated through asset sales. Although the Company believes that estimated cash flows from operations and potential capital raising activities will be sufficient to satisfy its scheduled debt service and other obligations and sustain its operations for the next year, there can be no assurance that it will be successful in obtaining the required amount of funds for these items or that the terms of the potential capital raising activities, if they should occur, will be as favorable as the Company has experienced in prior periods.

     During 2003, the Company's first mortgage and expansion loan (the " Mega Deal Loan") is anticipated to mature with an optional prepayment date on November 11, 2003. The Mega Deal Loan, which is secured by a 13 property collateral pool, had an outstanding principal balance of approximately $262.1 million as of June 30, 2003 and will require a balloon payment of $260.7 million at the anticipated maturity date. If the Mega Deal Loan is not satisfied on the optional prepayment date, its interest rate will increase by 5.0% to 12.782% and all excess cash flow from the 13 property collateral pool will be retained by the lender and applied to principal after payment of interest. As discussed below, certain restrictions have been placed upon the Company with respect to refinancing the Mega Deal Loan in the short term. If the Mega Deal Loan is not refinanced, the loss of cash flow from the 13 property collateral pool would eventually have severe consequences on the Company's ability to fund its operations.

     Based on the Company's discussions with various prospective lenders, it believes a potential shortfall will likely occur with respect to refinancing the Mega Deal Loan as the Company does not currently intend to refinance all of the 13 assets. Nevertheless, the Company believes this shortfall can be alleviated through potential asset sales and/or other capital raising activities, including the placement of mezzanine level debt and/or mortgage debt on at least one of the assets the Company does not currently plan on refinancing. The Company cautions that its assumptions are based on current market conditions and, therefore, are subject to various risks and uncertainties, including changes in economic conditions which may adversely impact its ability to refinance the Mega Deal Loan at favorable rates or in a timely and orderly fashion and which may adversely impact the Company's ability to consummate various asset sales or other capital raising activities.


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PRIME RETAIL REPORTS SECOND QUARTER RESULTS


     As previously announced, on July 8, 2003 an affiliate of The Lightstone Group, LLC ("Lightstone"), a New Jersey-based real estate company, and the Company entered into a merger agreement (the "Merger Agreement"). In connection with the execution of the Merger Agreement, certain restrictions were placed on the Company with respect to the refinancing of the Mega Deal Loan. Specifically, the Company is restricted from negotiating or discussing the refinancing of the properties securing the Mega Deal Loan with any lenders until September 15, 2003, at which time the Company is only able to enter into refinancing discussions with certain enumerated lenders. After November 11, 2003, the Company may seek refinancing from other lenders. In addition, the Company is precluded from closing any loans relating to the Mega Deal Loan until November 11, 2003. This November 11, 2003 date may be extended until January 11, 2004, at the election of Lightstone, if Lightstone elects prior to September 15, 2003 to
(i) pay (A) one-half of the additional interest incurred by the Company between November 11, 2003 and December 31, 2003, and (B) all of the additional interest incurred by the Company between January 1, 2004 and January 11, 2004, if so extended, in respect of the Mega Deal Loan and (ii) loan the Company any shortfall in cash flow that results from the excess cash flow restrictions (all excess cash flow from the 13 property collateral pool will be retained by the lender and applied to principal after payment of interest) under the Mega Deal Loan that become effective on November 11, 2003 and thereafter until the Mega Deal Loan is paid in full.

     In addition to the restrictions with respect to the refinancing of the Mega Deal Loan discussed above, pursuant to the terms of the Merger Agreement, the Company has also agreed to certain conditions pending the closing of the proposed transaction. These conditions provide for certain restrictions with respect to the Company's operating and refinancing activities. These restrictions could adversely affect the Company's liquidity in addition to its ability to refinance the Mega Deal Loan in a timely and orderly fashion.

     If the Merger Agreement is terminated under certain circumstances, the Company would be required to make payments to Lightstone ranging from $3.5 million to $6.0 million which could adversely affect the Company's liquidity.

     In connection with the completion of the sale of six outlet centers (the "Bridge Properties") in July 2002, the Company guaranteed to FRIT PRT Bridge Acquisition LLC ("FRIT") (i) a 13% return on its $17.2 million of invested capital, and (ii) the full return of its invested capital (the "Mandatory Redemption Obligation") by December 31, 2003. As of June 30, 2003, the Mandatory Redemption Obligation was approximately $14.9 million.


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PRIME RETAIL REPORTS SECOND QUARTER RESULTS


     The Company continues to seek to generate additional liquidity to repay the Mandatory Redemption Obligation through (i) the sale of FRIT's ownership interest in the Bridge Properties and/or (ii) the placement of additional indebtedness on the Bridge Properties. There can be no assurance that the Company will be able to complete such capital raising activities by December 31, 2003 or that such capital raising activities, if they should occur, will generate sufficient proceeds to repay the Mandatory Redemption Obligation in full. Failure to repay the Mandatory Redemption Obligation by December 31, 2003 would constitute a default, which would enable FRIT to exercise its rights with respect to the collateral pledged as security to the guarantee, including some of the Company's partnership interests in the 13 property collateral pool under the aforementioned Mega Deal Loan. Because the Mandatory Redemption Obligation is secured by some of the Company's partnership interests in the 13 property collateral pool under the Mega Deal Loan, the Company may be required to repay the Mandatory Redemption Obligation before, or in connection with, the refinancing of the Mega Deal Loan. Additionally, any change in control with respect to the Company accelerates the Mandatory Redemption Obligation.

     In connection with the execution of the Merger Agreement, Lightstone has agreed to provide sufficient financing, if necessary, to repay the Mandatory Redemption Obligation in full at its maturity. The new financing would be at substantially similar economic terms and conditions as those currently in place for the Mandatory Redemption Obligation and would have a one-year term.

     The Company has fixed rate tax-exempt revenue bonds collateralized by properties located in Chattanooga, Tennessee (the "Chattanooga Bonds") which contain (i) certain covenants, including a minimum debt-service coverage ratio financial covenant (the "Financial Covenant") and (ii) cross-default provisions with respect to certain of its other credit agreements. Based on the operations of the collateral properties, the Company was not in compliance with the Financial Covenant for the quarters ended June 30, September 30 and December 31, 2002. In the event of non-compliance with the Financial Covenant or default, the holders of the Chattanooga Bonds (the "Bondholders") had the ability to put such obligations to the Company at a price equal to par plus accrued interest. On January 31, 2003, the Company entered into an agreement (the "Forbearance Agreement") with the Bondholders. The Forbearance Agreement provides amendments to the underlying loan and other agreements that enable the Company to be in compliance with various financial covenants, including the Financial Covenant. So long as the Company continues to comply with the provisions of the Forbearance Agreement and is not otherwise in default of the underlying loan and other documents through December 31, 2004, the revised financial covenants will govern. Additionally, certain quarterly tested financial covenants and other covenants become effective June 30, 2004. Pursuant to the terms of the Forbearance Agreement, the Company was required to fund $1.0 million into an escrow account to be used for conversion of certain of the retail space in the collateral properties to office space and agreed that an event of default with respect to the other debt obligations related to the property would also constitute a default under the Chattanooga Bonds. The Company funded this required escrow in February 2003. The outstanding balance of the Chattanooga Bonds was approximately $17.9 million as of June 30, 2003.


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PRIME RETAIL REPORTS SECOND QUARTER RESULTS


     With respect to the Chattanooga Bonds, based on the Company's current projections, it believes it will not be compliance with certain quarterly tested financial covenants when they become effective on June 30, 2004 which would enable the Bondholders to elect to put the Chattanooga Bonds to the Company at their par amount plus accrued interest. The Company continues to explore opportunities to (i) obtain alternative financing from other financial institutions, (ii) sell the properties securing the Chattanooga Bonds and (iii) explore other possible capital transactions in order to generate cash to repay the Chattanooga Bonds. There can be no assurance that the Company will be able to complete any such activity sufficient to repay the amount outstanding under the Chattanooga Bonds in the event the Bondholders are able and elect to exercise their put rights.

     These conditions raise substantial doubt about the Company's ability to continue as a going concern.

     Prime Retail is a self-administered, self-managed real estate investment trust engaged in the ownership, leasing, marketing and management of outlet centers throughout the United States and Puerto Rico. Prime Retail currently owns and manages 36 outlet centers totaling approximately 10.2 million square feet of GLA. The Company also owns 154,000 square feet of office space. As of June 30, 2003, the Company's owned portfolio of properties were 84.8% occupied. Prime Retail has been an owner, operator and developer of outlet centers since 1988. For additional information, visit Prime Retail's web site at www.primeretail.com.

     Some of the statements contained herein which are not statements of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management's current views with respect to future events and financial performance. The words "believes," "expects," "anticipates," "estimates" and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company's filings with the Securities and Exchange Commission. Prime Retail accepts no responsibility for updating forward-looking statements.














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PRIME RETAIL, INC.
Selected Financial Data (Unaudited)
Amounts in thousands except per share information


                                                                          Three Months Ended                  Six Months Ended
                                                                                June 30,                          June 30,
                                                                    -----------------------------   --------------------------------
STATEMENTS OF OPERATIONS(1)                                              2003             2002            2003              2002
                                                                    ------------      -----------   ------------        ------------
Revenues
Base rents                                                            $ 18,535         $ 22,867        $ 37,528          $ 47,176
Percentage rents                                                           473              436           1,450             1,756
Tenant reimbursements                                                   11,816           12,723          22,774            25,557
Interest and other                                                       3,705            2,273           7,717             5,133
                                                                      --------         --------        --------          --------
   Total revenues                                                       34,529           38,299          69,469            79,622

Expenses
Property operating                                                       9,751           10,957          19,706            21,168
Real estate taxes                                                        3,086            3,627           6,070             7,293
Depreciation and amortization                                            7,281            9,214          14,561            19,422
Corporate general and administrative                                     3,528            2,877           7,994             6,296
Interest                                                                11,944           16,996          23,800            34,725
Other charges                                                              853            4,266           1,541             6,738
Provision for asset impairment                                           6,590                -           6,590                 -
                                                                      --------         --------        --------          --------
   Total expenses                                                       43,033           47,937          80,262            95,642
                                                                      --------         --------        --------          --------
Loss before gain (loss) on sale of real estate                          (8,504)          (9,638)        (10,793)          (16,020)
Gain (loss) on sale of real estate                                           -          (10,991)              -             5,802
                                                                      --------         --------        --------          --------
Loss from continuing operations                                         (8,504)         (20,629)        (10,793)          (10,218)
Discontinued operations, including gain (loss) of
  $2,121 and $(7,502) on dispositions in 2002
  periods, respectively                                                      -           (9,557)              -           (18,287)
                                                                      --------         --------        --------          --------
Net loss                                                                (8,504)         (30,186)        (10,793)          (28,505)
Income allocated to preferred shareholders                              (5,668)          (5,668)        (11,336)          (11,336)
                                                                      --------         --------        --------          --------
Net loss applicable to common shares                                  $(14,172)        $(35,854)       $(22,129)         $(39,841)
                                                                      ========         ========        ========          ========

Basic and diluted earnings per common share(2):
Loss from continuing operations                                       $  (0.33)        $  (0.60)       $  (0.51)         $  (0.49)
Discontinued operations                                                      -            (0.22)              -             (0.42)
                                                                      --------         --------        --------          --------
  Net loss                                                            $  (0.33)        $  (0.82)       $  (0.51)         $  (0.91)
                                                                      ========         ========        ========          ========

Weighted-average common shares
  outstanding - basic and diluted                                       43,578           43,578          43,578            43,578
                                                                      ========         ========        ========          ========

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PRIME RETAIL, INC.
Selected Financial Data (Unaudited) -- continued
Amounts in thousands except per share and per unit information


                                                                         Three Months Ended                Six Months Ended
                                                                              June 30,                        June 30,
                                                                  ------------------------------    --------------------------------
                                                                        2003             2002            2003              2002
                                                                  -------------     ------------    ------------      -------------
FFO CALCULATION(3)
Income (loss) from continuing operations                             $ (8,504)       $ (20,629)      $ (10,793)        $ (10,218)
Adjustments:
  Loss (gain) on sale of real estate                                        -           10,991               -            (5,802)
  Provision for asset impairment                                        6,590                -           6,590                 -
  Depreciation and amortization                                         7,281            9,214          14,561            19,422
  Non-real estate depreciation and amortization                          (745)            (538)         (1,277)           (1,092)
  Unconsolidated joint ventures' adjustments                            1,366              963           2,061             1,746
  Discontinued operations                                                   -            2,255               -             5,163
                                                                     --------        ---------       ---------         ---------
FFO per NAREIT Definition                                               5,988            2,256          11,142             9,219
  Defeased debt adjustment(4)                                             989                -           1,953                 -
                                                                     --------        ---------       ---------         ---------
Adjusted FFO                                                         $  6,977        $   2,256       $  13,095         $   9,219
                                                                     ========        =========       =========         =========

FFO PER SHARE SUMMARY

FFO per NAREIT Definition                                            $  5,988        $   2,256       $  11,142         $   9,219
Allocations to preferred shareholders                                  (5,668)          (5,668)        (11,336)          (11,336)
                                                                     --------        ---------       ---------         ---------
FFO allocation to common shares outstanding                          $    320        $  (3,412)      $    (194)        $  (2,117)
                                                                     ========        =========       =========         =========

FFO per Share:
  Basic(5)                                                           $   0.01        $   (0.08)      $       -         $   (0.05)
                                                                     ========        =========       =========         =========
  Diluted(6)                                                         $   0.01        $   (0.08)      $       -         $   (0.05)
                                                                     ========        =========       =========         =========

Weighted-Average Shares and Units Outstanding(6):
  Common shares - basic                                                43,578           43,578          43,578            43,578
  Limited partner common units                                              -                -               -                 -
                                                                     --------        ---------       ---------         ---------
    Total diluted shares                                               43,578           43,578          43,578            43,578
                                                                     ========        =========       =========         =========

Adjusted FFO                                                         $  6,977        $   2,256       $  13,095         $   9,219
Allocations to preferred shareholders                                  (5,668)          (5,668)        (11,336)          (11,336)
                                                                     --------        ---------       ---------         ---------
Adjusted FFO allocation to common shares outstanding                 $  1,309        $  (3,412)      $   1,759         $  (2,117)
                                                                     ========        =========       =========         =========

Adjusted FFO per Share:
  Basic(5)                                                           $   0.03        $   (0.08)      $    0.04         $   (0.05)
                                                                     ========        =========       =========         =========
  Diluted(6)                                                         $   0.02        $   (0.08)      $    0.03         $   (0.05)
                                                                     ========        =========       =========         =========

Weighted-Average Shares and Units Outstanding(6):
  Common shares - basic                                                43,578           43,578          43,578            43,578
  Limited partner common units                                         10,811                -          10,811                 -
                                                                     --------        ---------       ---------         ---------
    Total diluted shares                                               54,389           43,578          54,389            43,578
                                                                     --------        ---------       ---------         ---------

End of Period Shares Outstanding after Conversion:
  Common shares                                                        43,578           43,578
  Limited partner common units                                         10,811           10,811
  Series B conversion shares                                            9,364            9,364
                                                                     --------        ---------
    Total shares                                                       63,753           63,753
                                                                     ========        =========

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PRIME RETAIL, INC.
Selected Financial Data (Unaudited) -- continued
Amounts in thousands, except share information


CONSOLIDATED BALANCE SHEET
                                                                                   June 30, 2003                December 31, 2002
                                                                               ---------------------         -----------------------
Assets
Investment in rental property:
     Land                                                                              $ 100,246                  $ 101,546
     Buildings and improvements                                                          735,505                    740,024
     Furniture and equipment                                                              13,592                     13,292
                                                                                       ---------                  ---------
                                                                                         849,343                    854,862
     Accumulated depreciation                                                           (227,456)                  (213,604)
                                                                                       ---------                  ---------
                                                                                         621,887                    641,258
Cash and cash equivalents                                                                  6,008                      6,908
Restricted cash                                                                          108,102                    107,037
Accounts receivable, net                                                                     878                      3,049
Deferred charges, net                                                                      2,857                      3,766
Investment in unconsolidated joint ventures                                               50,947                     49,889
Other assets                                                                               8,263                      6,181
                                                                                       ---------                  ---------
     Total assets                                                                      $ 798,942                  $ 818,088
                                                                                       =========                  =========

Liabilities and Shareholders' Equity
Bonds payable                                                                          $  22,406                  $  22,495
Notes payable, including $41,570 in default in 2003                                      507,263                    511,443
Defeased notes payable                                                                    74,280                     74,764
Accrued interest                                                                           4,816                      3,984
Real estate taxes payable                                                                  5,158                      3,484
Accounts payable and other liabilities                                                    36,953                     43,059
                                                                                       ---------                  ---------
     Total liabilities                                                                   650,876                    659,229

Minority interests                                                                         1,487                      1,487

Shareholders' equity:
  Shares of preferred stock, 24,315,000 shares authorized:
     10.5% Series A Senior Cumulative Preferred Stock,
       $0.01 par value (liquidation preference of $79,386),
       2,300,000 shares issued and outstanding                                                23                         23
     8.5% Series B Cumulative Participating Convertible Preferred
       Stock, $0.01 par value (liquidation preference of $256,004),
       7,828,125 shares issued and outstanding                                                78                         78
  Shares of common stock, 150,000,000 shares authorized:
     Common stock, $0.01 par value, 43,577,916
       shares issued and outstanding                                                         436                        436
  Additional paid-in capital                                                             709,373                    709,373
  Distributions in excess of earnings                                                   (563,331)                  (552,538)
                                                                                       ---------                  ---------
     Total shareholders' equity                                                          146,579                    157,372
                                                                                       ---------                  ---------
       Total liabilities and shareholders' equity                                      $ 798,942                  $ 818,088
                                                                                       =========                  =========


                                -- tables continue --

                                  Page - (10)

PRIME RETAIL REPORTS SECOND QUARTER RESULTS

NOTES TO SELECTED FINANCIAL DATA

(1) Certain prior period financial information has been reclassified to conform to the current period presentation, which did not have an impact on the Company's results of operations or financial condition.

(2) Basic earnings per share ("EPS") is calculated by dividing net income available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS includes the potentially dilutive effect, if any, which would occur if outstanding (i) options or warrants to purchase Common Stock were exercised, (ii) Common Units were converted into shares of Common Stock and (iii) shares of Series B Preferred Stock were converted into shares of Common Stock. For all periods presented the effect of all exercises and conversions was anti-dilutive and, therefore, dilutive EPS is equivalent to basic EPS.

(3) Management believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, Funds from Operations ("FFO") should be considered in conjunction with net income
     (loss) as presented in the statements of operations included elsewhere herein. Management generally considers FFO, as defined by the National Association of Real Estate Investment Trusts ("NAREIT"), to be an
     appropriate non-GAAP measure of the performance of an equity real estate investment trust ("REIT") because industry analysts have accepted it as a performance measure of equity REITs. In 1991, NAREIT adopted its definition of FFO. This definition was clarified in 1995, 1999 and 2002. FFO is currently defined by NAREIT as net income or loss (computed in accordance with GAAP), excluding gains or losses from provisions for asset impairment and sales of depreciable operating property, plus depreciation and amortization (other than amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures and discontinued operations. FFO includes non-recurring events, except for those that are defined as "extraordinary items" in accordance with GAAP. FFO excludes the earnings impact of "cumulative effects of accounting changes" as defined by GAAP. Effective January 1, 2002, FFO related to assets held for sale, sold or otherwise transferred and included in results of discontinued operations (in accordance with the requirements of FAS No. 144) should continue to be included in FFO.

     The Company believes that FFO is an important and widely used non-GAAP measure of the operating performance of REITs, which provides a relevant basis for comparison to other REITs. Therefore, FFO is presented to assist investors in analyzing our performance. Our FFO is not comparable to FFO reported by other REITs that do not define the term using the current NAREIT definition or that interpret the current NAREIT definition differently than we do. Therefore, the Company cautions that the calculation of FFO may vary from entity to entity and, as such the presentation of FFO by us may not be comparable to other similarly titled measures of other reporting companies. The Company believes that to facilitate a clear understanding of our operating results, FFO should be examined in conjunction with net income determined in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.

(4) In December 2002, the Company partially defeased its Mega Deal Loan in connection with the sale of certain properties. In connection with the defeasance, an affiliate of the Company purchased US Treasury Securities, which are maintained in a trustee escrow (the "Trustee Escrow"). All debt service due under the defeased portion of the Mega Deal Loan during the first quarter of 2003 was made from the Trustee Escrow. During the second quarter and six months ended June 30, 2003 2003, the interest income earned on the Trustee Escrow was $517 and $1,042, respectively, and the interest expense on the defeased portion of the Mega Deal Loan was $1,506 and $2,995, respectively, which are included in our results from continuing operations in the Company's GAAP earnings. These items had no impact on our operating cash flow during 2003 because the cash settlement related to the defeased portion of the Mega Deal Loan occurred in December 2002 and the payments made in 2003 were from restricted cash. Accordingly, the Company believes it is appropriate to adjust for them in its Adjusted FFO calculation.

(5) "FFO per common share outstanding - basic" is equal to after allocations to Series A and Series B preferred stock and distributions to Limited Partners, if any, divided by the weighted-average number of common shares outstanding.

(6) "FFO per common share equivalent - diluted" is equal to FFO after allocations to Series A and Series B preferred stock divided by the total of the potentially dilutive effect, if any, of (i) the weighted-average number of common shares, (ii) the weighted-average number of common units owned by the Limited Partners, (iii) the weighted-average number of common shares issuable upon exercise of stock options or warrants and (iv) the weighted-average number of common shares issuable upon full conversion of all Series B Convertible Preferred Stock.


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